Exhibit 5.1
10 November, 2009

Babcock & Brown Air Limited West Pier Dun Laoghaire County Dublin, Ireland
Dear Sirs
Babcock & Brown Air Limited (the “Company”)
We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form F-3 on 10 November, 2009 (the “Registration Statement”) in relation to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of the Company’s common shares par value US$0.001 per share (“Common Shares”), preferred shares par value US$0.001 per share (“Preferred Shares” and together with the Common Shares, “Equity Securities”), debt securities (“Debt Securities”), warrants to purchase Equity Securities or Debt Securities (“Warrants”), share purchase contracts and share purchase units (collectively, “Subscription Rights”) of the Company (collectively the Common Shares, Preferred Shares, Debt Securities, Warrants and Subscription Rights, the “Securities”).
For the purposes of giving this opinion, we have examined an electronic copy of the original Registration Statement (excluding the Exhibits and the documents incorporated by reference therein).
We have also reviewed and have relied upon the memorandum of association and the bye-laws of the Company certified by the Secretary at the date hereof (the “Constitutional Documents”), resolutions adopted by the Company’s board of directors (referred to herein as the “Resolutions”) on 5 November, 2009 and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association, (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (g) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (h) the approval of the issue by the Company of any Securities will be made at a duly convened and quorate meeting of the Board of Directors of the Company, (i) that the consent to the issue and free transfer of the Company’s securities given by the Bermuda Monetary Authority as of 17 August 2007 will not have been revoked or amended at the time of issuance of any Securities, (j) the Company will have sufficient authorised capital to effect the issue of each of the Common Shares and Preferred Shares at the time of issuance, either as a principal issue or on the conversion, exchange or exercise of a Warrant, or a Subscription Right, (k) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants, and Subscription Rights), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (l) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (m) that the applicable purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law, (n) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors of the Company, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (o) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (p) that the Company will comply, to the extent applicable to the issue of any Securities by the Company, with the requirements of Part III of the Companies Act entitled “Prospectuses and Public Offers”, (q) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities and the due execution and delivery thereof by each party thereto, and (r) that none of the parties to any documents to be entered into by such parties in connection with the issuance of the Securities carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.
Upon the issuance of any of the Securities described in opinion paragraphs 3-6 below, the Company’s obligations thereunder and under any indenture relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganization, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
2.	The Common Shares and the Preferred Shares have been duly authorized for issuance by the Company as contemplated by the Registration Statement and upon the issuance and delivery of any such Equity Securities by the Company and the payment therefor in accordance with the terms of issuance of such Equity Securities in an amount at least equal to their par value, such Equity Securities will be validly issued and will be fully paid and non-assessable assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
3.	Each of the Debt Securities, the Warrants, and the Subscription Rights have been duly authorized for issuance by the Company. Upon the due issuance of: (a) Debt Securities of any series; (b) Warrants; and/or (c) Subscription Rights, and payment of the consideration therefor, such Securities will be validly issued and (except in the case of any Equity Securities forming part of a Subscription Right) will constitute valid and binding obligations of the Company in accordance with the terms thereof.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our Firm under the heading entitled “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under the Securities Act or the Rules and Regulations of the Commission.
     Yours faithfully
CONYERS DILL & PEARMAN

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